Exhibit 99.2

GLIMCHER REALTY TRUST
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma consolidated financial information apply pro forma adjustments to our historical audited consolidated balance sheet as of December 31, 2009, and to our historical audited consolidated statements of operations and comprehensive income for the fiscal years ended December 31, 2009, 2008 and 2007, to give effect to the Glimcher Realty Trust’s (the “Registrant”) disposition of WestShore Plaza (“WestShore”) and Lloyd Center (“Lloyd”) as described in more detail in the Registrant’s Current Report on Form 8-K filed on March 31, 2010.

The unaudited pro forma consolidated balance sheet gives effect to the disposition of Lloyd and WestShore as if each had been sold as of December 31, 2009. The unaudited pro forma consolidated statements of operations give effect to the disposition of Lloyd and WestShore as if it had been sold as of January 1, 2007.  The unaudited pro forma adjustments are based upon available information and certain assumptions the Registrant believes are reasonable under the circumstances.  The unaudited pro forma consolidated financial information is presented in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810-10-65 which requires noncontrolling interests to be reported as a separate component of equity.

The Registrant is providing the unaudited pro forma consolidated financial information for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our actual results of operations or financial condition would have been had the disposition of Lloyd and WestShore actually occurred on the dates assumed, nor do they purport to project our results of operations for any future period or as of any future date.  The unaudited pro forma consolidated financial information should be read in conjunction with the financial statements and related notes of the Registrant included in the Registrant’s reports filed under the Securities Exchange Act of 1934, as amended.

Pro Forma Consolidated Balance Sheet
December 31, 2009
(Unaudited)
(Dollars in thousands, except Share and Par Value amounts)

	Historical(1)	Pro Forma Adjustments	Pro Forma
ASSETS
Investment in real estate:
Land	$251,001	$(56,691)	$194,310
Buildings, improvements and equipment	1,839,342	(335,015)	1,504,327
Developments in progress	45,934	(10,189)	35,745
	2,136,277	(401,895)	1,734,382
Less accumulated depreciation	624,165	(91,231)	532,934
Property and equipment, net	1,512,112	(310,664)	1,201,448
Deferred costs, net	18,751	(2,309)	16,442
Investment in and advances to unconsolidated real estate entities	138,898	43,290	182,188
Investment in real estate, net	1,669,761	(269,683)	1,400,078

Cash and cash equivalents	85,007	-	85,007
Restricted cash	12,684	(957)	11,727
Tenant accounts receivable, net	30,013	(5,325)	24,688
Deferred expenses, net	9,018	(475)	8,543
Prepaid and other assets	43,429	(2,352)	41,077
Total assets	$1,849,912	$(278,792)	$1,571,120

LIABILITIES AND EQUITY
Mortgage notes payable	$1,224,991	$(216,455)	$1,008,536
Notes payable	346,906	(57,236)	289,670
Accounts payable and accrued expenses	59,071	(5,915)	53,156
Distributions payable	11,530	-	11,530
Total liabilities	1,642,498	(279,606)	1,362,892

Glimcher Realty Trust shareholders’ equity:

Series F Cumulative Preferred Shares of Beneficial Interest, $0.01 par value, 2,400,000 shares issued and outstanding	60,000		60,000

Series G Cumulative Preferred Shares of Beneficial Interest, $0.01 par value, 6,000,000 shares issued and outstanding	150,000		150,000

Common Shares of Beneficial Interest, $0.01 par value, 68,718,924 shares issued and outstanding as of December 31, 2009	687		687

Additional paid-in capital	666,489		666,489
Distributions in excess of accumulated earnings	(671,351)	780	(670,571)
Accumulated other comprehensive loss	(3,819)		(3,819)
Total Glimcher Realty Trust shareholders’ equity	202,006	780	202,786
Noncontrolling interest	5,408	34	5,442
Total equity	207,414	814	208,228
Total liabilities and equity	$1,849,912	$(278,792)	$1,571,120

(1) Reflects our consolidated balance sheet as contained in the historical audited consolidated financial statements and notes thereto presented in our Annual Report on Form 10-K for the year ended December 31, 2009.

Pro Forma Condensed Consolidated Statements of Operations
For the Years Ended December 31, 2009, 2008 and 2007
(Unaudited)
(Dollars in thousands, except per share amounts)

	2009			2008			2007
	Historical (1)	Pro Forma Adjustments	Pro Forma	Historical (1)	Pro Forma Adjustments	Pro Forma	Historical (1)	Pro Forma Adjustments	Pro Forma

Revenues:
Minimum rents	$185,269	$(33,121)	$152,148	$193,430	$(33,759)	$159,671	$186,517	$(33,458)	$153,059
Percentage rents	5,489	(935)	4,554	5,915	(1,016)	4,899	6,130	(1,636)	4,494
Tenant reimbursements	92,140	(14,711)	77,429	91,962	(15,964)	75,998	87,419	(15,058)	72,361
Other	25,527	(926)	24,601	28,418	(473)	27,945	22,834	(420)	22,414
Total revenues	308,425	(49,693)	258,732	319,725	(51,212)	268,513	302,900	(50,572)	252,328
Expenses:
Property operating expenses	64,978	(11,374)	53,604	66,413	(11,688)	54,725	63,261	(11,396)	51,865
Real estate taxes	36,218	(5,066)	31,152	34,789	(5,249)	29,540	31,738	(5,120)	26,618
Provision for doubtful accounts	5,849	(1,060)	4,789	5,918	(965)	4,953	3,740	(494)	3,246
Other operating expenses	9,372	(504)	8,868	13,207	(398)	12,809	8,282	(314)	7,968
Depreciation and amortization	80,962	(13,997)	66,965	81,696	(14,040)	67,656	73,876	(13,088)	60,788
General and administrative	18,711	(83)	18,628	17,952	(125)	17,827	16,484	(149)	16,335
Impairment loss	3,422	-	3,422	-	-	-	2,914	-	2,914
Total expenses	219,512	(32,084)	187,428	219,975	(32,465)	187,510	200,295	(30,561)	169,734
Operating income	88,913	(17,609)	71,304	99,750	(18,747)	81,003	102,605	(20,011)	82,594
Interest income	2,934	(9)	2,925	1,178	(26)	1,152	649	(38)	611
Interest expense	80,045	(11,449)	68,596	82,276	(13,377)	68,899	87,940	(15,900)	72,040
Other expenses, net	3,344	-	3,344	-	-	-	-	-	-
Equity in (loss) income of unconsolidated real estate entities, net	(3,191)	2,984	(207)	(709)	3,270	2,561	1,133	3,360	4,493
Income from continuing operations	$5,267	$(3,185)	$2,082	$17,943	$(2,126)	$15,817	$16,447	$(789)	$15,658

Earnings per Share (basic) – Continuing Operations – as reported(2)		$(0.25)			$0.01			$(0.02)
Earnings per Share (basic) – Continuing Operations – pro forma(2)		$(0.31)			$(0.04)			$(0.04)
Earnings per Share (diluted) – Continuing Operations – as reported(2)		$(0.25)			$0.01			$(0.02)
Earnings per Share (diluted) – Continuing Operations – pro forma(2)		$(0.31)			$(0.04)			$(0.04)
Weighted Average common shares outstanding – as reported		46,480			37,775			37,340
Weighted Average common shares outstanding – pro forma		46,480			37,775			37,340
Weighted Average common shares and common shares equivalent outstanding – as reported		49,466			40,762			40,336
Weighted Average common shares and common shares equivalent outstanding – pro forma		49,466			40,762			40,336

(1) Reflects our consolidated statement of operations as contained in the historical audited consolidated financial statements and notes thereto presented in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2) Earnings per share is calculated in accordance with Topic 260 – “Earnings Per Share” in the ASC.  This guidance requires the allocation of preferred stock dividends to income from continuing operations.